Exhibit 1.2

EXECUTION VERSION

Pricing Agreement

September 4, 2014

Barclays Capital Inc.

    As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue US$1,250,000,000 aggregate principal amount of 4.375% Subordinated Notes due 2024 (the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated September 4, 2014 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 5:00 p.m. New York time on September 4, 2014. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,
BARCLAYS PLC

/s/ Jennifer Moreland
Name:	Jennifer Moreland
Title:	Managing Director, Barclays Treasury

Accepted as of the date hereof at New York, New York
On behalf of itself and each of the other Underwriters BARCLAYS CAPITAL INC.

/s/ Paige Maire
Name:	Paige Maire
Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of Notes
Barclays Capital Inc	US$1,037,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	US$12,500,000
BMO Capital Markets Corp.	US$12,500,000
Scotia Capital (USA) Inc.	US$12,500,000
Capital One Securities, Inc.	US$12,500,000
CIBC World Markets Corp.	US$12,500,000
DBS Bank Ltd.	US$12,500,000
Fifth Third Securities, Inc.	US$12,500,000
Banca IMI S.p.A.	US$12,500,000
Loop Capital Markets LLC	US$12,500,000
Mizuho Securities USA Inc.	US$12,500,000
Samuel A. Ramirez & Company, Inc.	US$12,500,000
Muriel Siebert & Co., Inc.	US$12,500,000
SMBC Nikko Securities America, Inc.	US$12,500,000
Standard Chartered Bank	US$12,500,000
TD Securities (USA) LLC	US$12,500,000
U.S. Bancorp Investments, Inc.	US$12,500,000
Wells Fargo Securities, LLC	US$12,500,000

Total	US$1,250,000,000

SCHEDULE II

Title of Designated Securities:

US$ 1,250,000,000 4.375% Fixed Rate Subordinated Notes due 2024

Price to Public:

99.848% of principal amount

Subscription Price by Underwriters:

99.398% of principal amount

Form of Designated Securities:

The Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Dated Subordinated Debt Indenture expected to be entered into on September 11, 2014 between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture between the Company and the Trustee expected to be entered into on September 11, 2014

Securities Exchange, if any:

The New York Stock Exchange

Maturity Date:

The stated maturity of the principal of the Notes will be September 11, 2024.

Interest Rate:

Interest will accrue on the Notes from the date of their issuance. Interest will accrue on the Notes at a rate of 4.375% per year from and including the date of issuance.

Interest Payment Dates:

Interest will be payable semi-annually in arrear on March 11 and September 11 of each year, commencing on March 11, 2015 and ending on the Maturity Date.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

The Notes are redeemable, at the option of the Company, (i) in the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts on the Notes, and (ii) in the event of certain regulatory changes or events, each as described further in, and subject to the conditions specified in, the prospectus supplement dated September 4, 2014 relating to the Notes.

Time of Delivery:

September 11, 2014 by 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Other Terms and Conditions:

As set forth in the prospectus supplement dated September 4, 2014 relating to the Notes, incorporating the Prospectus dated May 2, 2014 relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet, dated September 4, 2014, attached hereto as Exhibit A

Barclays PLC Fixed Income Investor Presentation: 2014 Interim Results, dated July 30, 2014, attached hereto as Exhibit B

Exhibit A

US$ 1.25bn 4.375% Fixed Rate Subordinated Notes due 2024

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	US$1.25bn 4.375% Fixed Rate Subordinated Notes due 2024

Expected Issue Ratings[1]:	Ba1 (Moody’s) / BBB– (S&P) / A– (Fitch)

Status:	Dated Subordinated Debt / Unsecured / Tier 2

Legal Format:	SEC registered

Principal Amount:	USD 1,250,000,000

Trade Date:	September 4, 2014

Settlement Date:	September 11, 2014 (T+5)

Maturity Date:	September 11, 2024

Coupon:	4.375%

Interest Payment Dates:	Semi-annually in arrear on March 11 and September 11 in each year, commencing on March 11, 2015 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowedgement:	Yes. See section entitled “Description of Subordinated Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement dated September 4, 2014 (the “Preliminary Prospectus Supplement”).

Regulatory Event Redemption	If there is a change in the regulatory classification of the Notes that occurs on or after the issue date of the Notes and that does, or would be likely to, result in: (a) the whole of the outstanding aggregate principal amount of the Notes; or (b) subject to the proviso below, any part of the outstanding aggregate principal amount of the Notes, ceasing to be included in, or counting towards, the Group’s Tier 2 Capital (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption; provided that, if the inclusion of the Issuer’s right to redeem the Notes pursuant to paragraph (b) in the terms of the Notes is at any time not in accordance with the Capital Regulations (as defined in the Preliminary Prospectus Supplement) applicable to instruments intended to qualify as Tier 2 Capital, then the Issuer shall be deemed not to have, at that time, the right to exercise its right to redeem the Notes in accordance with paragraph (b) above and the terms of the Notes shall be construed accordingly; and as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

[1]

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Note that S&P is expected soon to implement a change in its methodology applicable to capital instruments, such as the notes, which may lead to S&P downgrading the notes to below investment grade. S&P is expected to publish its revised methodology during the week of September 8, 2014. For more information, see “Risk Factors— Standard & Poor’s is currently revising its criteria for determining issue credit ratings on bank and prudentially regulated finance company hybrid capital instruments, such as the notes. If the notes are downgraded such that they would be considered sub-investment grade securities by Standard & Poor’s, the notes may as a result be subject to a higher risk of price volatility than higher-rated securities and their market value and liquidity may decline” in the Preliminary Prospectus Supplement.

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark Treasury:	T 2 3/8 08/15/24

Spread to Benchmark:	+195bps

Reoffer Yield:	4.394%

Issue Price:	99.848%

Underwriting Discount:	0.45%

Net Proceeds:	USD 1,242,475,000

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	BB&T Capital Markets, a division of BB&T Securities, LLC; BMO Capital Markets Corp.; Scotia Capital (USA) Inc.; Capital One Securities, Inc.; CIBC World Markets Corp.; DBS Bank Ltd.; Fifth Third Securities, Inc.; Banca IMI S.p.A.; Loop Capital Markets LLC; Mizuho Securities USA Inc.; Samuel A. Ramirez & Company, Inc.; Muriel Siebert & Co., Inc.; SMBC Nikko Securities America, Inc.; Standard Chartered Bank; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-17 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAC93 / 06738EAC9

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Dated Subordinated Debt Indenture expected to be entered into on September 11, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture between the Issuer and the Trustee expected to be entered into on September 11, 2014

Listing:	We will apply to list the notes on the New York Stock Exchange under the symbol “BCS24”

Governing Law:	New York law, except for subordination provisions and waiver of set-off provisions which will be governed by English law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit B

Free Writing Prospectus
Filed Pursuant to Rule 433
Reg. Statement No. 333-195645

Barclays PLC Fixed Income Investor Presentation 2014 Interim Results 30 July 2014

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Performance Overview 2 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Summary Group financials

Six months ended – June (£m)	2013	2014
Income	15,071	13,332
Impairment	(1,631)	(1,086)
Total operating expenses	(9,781)	(8,877)
- Litigation and conduct	*(126)*	*(211)*
- Costs to achieve Transform (CTA)	*(640)*	*(494)*
Adjusted profit before tax	3,591	3,349
Tax	(1,124)	(1,109)
NCI and other equity interests	(412)	(480)
Adjusted attributable profit	2,055	1,760
Adjusting items:		
- Own credit	*86*	*52*
- Provision for PPI redress	*(1,350)*	*(900)*
- Provision for IRHP redress	*(650)*	*-*
Statutory profit before tax	1,677	2,501
Statutory attributable profit	671	1,126
Adjusted financial performance measures		
Return on average equity (including CTA)[1]	7.8%	6.5%

Financial Performance

- Adjusted profit fell by 7% to £3.3bn, driven largely by a 12% reduction in income, primarily in the Investment Bank
- Partially offset by improved profit in Personal and Corporate Banking (PCB), Barclaycard, and Barclays Non-Core (BNC)
- Continued strong credit risk management led to 33% improvement in impairment and loan loss rate of 45bps
- Steady progress on operating expenses with total Group cost base falling by 9% to £8.9bn
- Adjusted attributable profit was £1.8bn, resulting in an EPS of 10.9p, with adjustments related principally to the additional PPI provision
- Statutory profit before tax was 49% higher at £2.5bn, with attributable profit up 68% to £1.1bn
- Group RoE fell to 6.5%, including costs to achieve Transform, while Core RoE was 11%
- Barclays Non-Core loss before tax reduced by 27% to £491m, ROE drag fell to 4.5%.

[1] RoE calculations are based on adjusted attributable profit, also taking into account tax credit on AT1 coupons

3 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Strong credit fundamentals provide a platform for long-term sustainable returns

(£bn)		Dec-13	Jun-14
Balance Sheet[1]	Total assets	1,344	1,315
	PRA leverage exposure	1,365	1,266
	BCBS leverage exposure	n/a	1,353
	PRA leverage ratio	3.0%	3.4%
	BCBS leverage ratio	n/a	3.4%
CRD IV Capital[2]	Fully loaded CET1 ratio	9.1%[3]	9.9%
	Fully loaded CET1 capital	40.4	40.8
	Fully loaded T1 capital	42.7	45.4
	Risk weighted assets	442[3]	411
Liquidity	Liquidity Coverage Ratio[4]	96%	107%
	Net Stable Funding Ratio[4]	95%	98%
Funding	Loan to deposit ratio[5]	91%	92%
	Weighted average maturity[6]	69mths	80mths
	Wholesale funding	186	179

Highlights

- Key balance sheet and capital measures continue to progress towards targets
- Fully loaded CRD IV CET1 ratio increased to 9.9% during the period
- Fully loaded CRD IV CET1 capital increased by £0.4bn due mainly to retained earnings
- RWAs decreased by £31bn to £411bn, primarily driven by reductions in Barclays Non-Core
- Estimated PRA leverage ratio increased 40bps to 3.4%. The estimated ratio was 3.4% on a BCBS 270 calculation basis
- Funding remained stable at 92% loan to deposit ratio for PCB, Barclaycard, Africa Banking and Non-Core retail
- Estimated Liquidity Coverage Ratio (LCR) based on the CRD IV rules strengthened to 107%, equating to a £9bn surplus above the 100% requirement for 2018.

[1] Estimated leverage ratios and leverage exposure calculations reflects Barclays current understanding of the regulatory requirements and guidance, and their application in the industry | [2] Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards | [3] Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs have been revised by £6.9bn to £442bn and fully loaded CET1 ratio revised by (0.2)% to 9.1%. As at 31 March 2014, these figures were a £5.7bn increase and 0.1% decrease respectively | [4] Based on Barclays' interpretation of the CRD IV and Basel 3 standards and includes a number of assumptions which are subject to change prior to the finalisation of the CRD IV rules | [5] Loan to Deposit ratio for PCB, Barclaycard, Africa Banking and Non-Core Retail | [6] Weighted average maturity excluding liquidity pool assets

4 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Core business performing well and as expected

Six months ended – June (£m)	2013	2014
Income	13,597	12,674
Impairment	(1,075)	(937)
Total operating expenses	(8,314)	(7,944)
- Litigation and conduct	*(86)*	*(177)*
- Costs to achieve Transform (CTA)	*(223)*	*(453)*
Adjusted profit before tax	4,264	3,840
Tax	(1,235)	(1,234)
NCI and other equity interests	(354)	(382)
Adjusted attributable profit	2,675	2,224
Adjusted financial performance measures		
Return on average tangible equity	19.3%	13.5%
Return on average equity	15.1%	11.0%
Cost : income ratio	61%	63%
	Dec-13	Jun-14
CRD IV RWAs	£333bn	£324bn
Average allocated equity[1]	£36.6bn	£40.6bn
PRA leverage exposure[2]	£1trn	£951bn
BCBS leverage exposure[2]		c.£970bn

Financial performance

- Good performance in Core business, despite weakness in Investment Bank, with PBT down 10% to £3.8bn
  - PCB and Barclaycard profits up 23% and 24% respectively
  - Africa Banking income up 8% and profits up 13% on a constant currency basis
- Income fell 7% to £12.7bn, reflecting lower Investment Bank income, particularly in Markets, and Africa Banking income due to currency movements
- NII for PCB, Barclaycard and Africa Banking increased 3% to £5.6bn reflecting growth in lending and margin
- Continued strong credit quality led to improved impairment of 13%
- Cost discipline continued from Q1, with operating expenses down 4% to £7.9bn (down 7% excluding CTA)
- Core attributable profit was £2.2bn
- Core RoE was 11% (12.6% excluding CTA) on allocated equity of £40.6bn

[1] Average allocated equity for preceding 6 months | [2] Respective estimated leverage exposure calculations reflecting Barclays' current understanding of the regulatory requirements and guidance, and their application in the industry |

5 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Barclays Non-Core – good start to RWA reduction

Six months ended – June (£m)	2013	2014
Income	1,474	658
Impairment	(556)	(149)
Total operating expenses	(1,467)	(934)
- Costs to achieve Transform (CTA)	*(418)*	*(41)*
Loss before tax	**(673)**	**(491)**
Tax	112	125
NCI and other equity interests	(58)	(98)
Attributable profit / (loss)	**(619)**	**(464)**
Financial performance measures		
RoTE drag	(10.2%)	(6.0%)
RoE drag	(7.3%)	(4.5%)
	Dec-13	**Jun-14**
CRD IV RWAs	£109.9bn	£87.5bn
Average allocated equity[1]	£16.5bn	£14.5bn
PRA leverage exposure[2]	£400bn	£315bn
BCBS leverage exposure[2]		c.£385bn

Highlights

- Attributable loss before tax reduced by 25% following significant declines in income, impairment and cost
- RWAs reduced by £22bn mainly driven by disposals of both securities and loans and further RWA optimisation
- Average allocated equity reduced by £2bn to £14.5bn in H1 2014
- Reduced loss and lower allocated equity reduced drag on Group RoE to 4.5%
- Leverage exposure also reduced, with the PRA measure down to £315bn, driven by reduction in PFE derivatives

[1] Average allocated equity for preceding 6 months | [2] Respective estimated leverage exposure calculations reflecting Barclays' current understanding of the regulatory requirements and guidance, and their application in the industry |

6 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Capital & Leverage 7 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Progressive strengthening of capital and leverage ratios reflect focused capital and balance sheet management

Fully loaded CRD IV CET1 ratio (%)[1]


9.1%
9.9%
10.5%
>11%
2013[2]
H1 2014
2015 Milestone
2016 Target

Estimated leverage ratio (%)[3]


3.0%
3.4%
3.5%
>4%
2013
H1 2014
2015 Milestone
2016 Target

Highlights

- Continue to show good progress on our fully loaded CRD IV CET1 ratio and estimated PRA leverage ratio towards 2016 targets
- Fully loaded CRD IV CET1 ratio reached 9.9% at the end of June 2014, representing good progress towards our 2016 target of over 11%
- Estimated PRA leverage ratio increased to 3.4%, primarily reflecting a £99bn reduction in PRA leverage exposure and a £2.3bn increase in PRA adjusted Tier 1 capital as a result of the recent T1 exchange
- With an estimated BCBS fully loaded Tier 1 leverage ratio of 3.4% as at H1 2014, we already exceed the PRA's request to meet a 3% leverage ratio on this calculation basis from 1 July 2014
- Confident that our planned trajectory of capital and leverage positions us well to meet future regulatory requirements.

[1] Based on our interpretation of the final CRD IV text and latest EBA technical standards | [2] Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs have been revised by £6.9bn to £442bn and fully loaded CET1 ratio revised by (0.2)% to 9.1%. As at 31 March 2014, these figures were a £5.7bn increase and 0.1% decrease respectively | [3] Estimated 2013 leverage ratio is the PRA leverage ratio based on PRA adjusted FL CET1 capital and CRD IV and PRA qualifying T1 capital over PRA adjusted leverage exposure as defined in the PRA supervisory statement SS3/13, while the H1 2014 ratio and the leverage targets are estimated based on the BCBS Jan-14 calculation which excludes the headwind deductions to capital contained in the PRA definition of the ratio |

8 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Continued progress on the transition towards our 'target' end-state capital structure

Evolution of capital structure


16.0%
Total capital ratio
3.3% (£13.7bn)
T2
1.8% (£7.5bn)
Legacy T1
1.1% (£4.3bn) AT1[7]
9.8% (£40.3bn)
CET1
Barclays' H1 2014
capital structure
(PRA Transitional)
CCCB/
Sectoral
buffers
≥17%
Total capital ratio
3.1%
T2 (incl. P2A)
2.0%
AT1 (incl. P2A)
Max 1.5%
Internal buffer
2.0%
G-SII
2.5%
Capital
Conservation buffer
1.4% P2A
4.5%
CET1
Barclays'
'target' end-state
capital structure

Fully loaded CRD IV capital position

- Fully loaded CRD IV CET1 ratio at 9.9% on track to meet our target of > 11% in 2016. The ratio was well in excess of the 7% PRA regulatory target[1]
- Robust buffers to contingent capital triggers[2]
  - AT1 contingent capital: 290bps or £11.9bn
  - T2 contingent capital: 500bps or £20.6bn[3]
- As we build CET1 capital over the transitional period, we expect reaching a range of 11.5-12% in end-state[4]
- Accelerated transition towards our end-state capital structure by exchanging 9 non-CRD IV compliant T1 securities issued by Barclays Bank PLC for £2.3bn of PRA and CRD IV compliant equity convertible AT1 securities issued by Barclays PLC
- Fully loaded total capital ratio increased to 15.0% (31 December 2013: 13.9%) and transitional total capital ratio increased to 16.0% (31 December 2013: 15.0%)
- Further clarity required on PLAC and GLAC. In the meanwhile, we continue to build towards our target end-state capital structure which assumes at least 17% of total capital; final requirements subject to PRA discretion.

Pillar 2A guidance

- As per PS7/13[5], PRA expects UK banks to meet Pillar 2A by 1 January 2015. Barclays Pillar 2A requirement for 2014 is 2.5%[6]:
  - CET1 of 1.4% (assuming 56%)
  - AT1 of 0.5% (assuming 19%)
  - T2 of 0.6% (assuming 25%)
- Individual capital guidance determining Pillar 2A will be set and communicated at least annually, and will vary accordingly.

[1] Being the higher of 7% PRA expectation and CRD IV capital requirements | [2] CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements | [3] Based on the CRD IV CET1 transitional (FSA October 2012 statement) the ratio was 12% as at 30 June 2014 | [4] Pillar 2A requirements for 2014 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the CBR of 4.5% in end-state albeit this might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero | [5] The PRA intends to consult on its Pillar 2 proposal during 2014. The EBA is also developing guidelines on Pillar 2 capital which are likely to affect how the PRA approaches Pillar 2 | [6] Point in time assessment made at least annually, by the PRA, to reflect idiosyncratic risks not fully covered under Pillar 1. The PRA has stated (in CP5/13) that capital that firms use to meet their minimum requirements (Pillar 1 and Pillar 2A) cannot be counted towards meeting buffers | [7] Fully loaded AT1 capital of £4.6bn including £0.3bn of BAGL Minority interest

9 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Our plan incorporates the progressive implementation of CET1 requirements

Regulatory targets, excluding internal buffer


CRD IV minimum CET1 requirement
Pillar 2A met with CET1 capital (varies annually)
Fully loaded combined buffer requirement, excluding CCCB
Barclays fully loaded CRD IV CET1 ratio progression
PRA regulatory target[1]
9.9%
as at 30 June 2014
10.5%
Estimated 11.5-12%
Mgmt. buffer ≤ 1.5%
10.4%
7%
7%
4.5%
1.4%
1.4%
4%
4.5%
4.5%
2014
2015
2019

Key assumptions in this illustration

- CET1 minimum requirements per PRA implementation of CRR
- Pillar 2A met with CET1 capital for 2014 is 1.4% of RWAs; while subject to at least annual review, we hold it constant in 2019 for illustration purposes
- Combined buffer requirement (and associated rules for mandatory distribution restrictions), consisting of 2.5% capital conservation buffer and 2% G-SII buffer, transitions in from 1 January 2016 at 25% per annum
- In 2019, we have assumed that the PRA buffer will be less than 4.5% combined buffer requirement; however, this may not be the case
- Countercyclical (CCCB), other systemic and sectoral buffers are currently assumed to be zero[2]
- Internal management buffer, currently 1.5%, will be recalibrated over time and may be less than 1.5% by 2019.

Note: during 2014, the PRA will refresh its "PRA buffer" following its stress testing exercise. In 2015, the combined CRD IV minimum requirements, Pillar 2A and PRA buffer may be greater than 7.0%.

[1] Being the higher of 7% PRA expectation and CRD IV capital requirements | [2] These buffers could be applied at the Group level, or at a legal entity, sub-consolidated or portfolio level |

10 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

We intend to manage our CET1 capital ratio to mitigate against the risk of mandatory distribution restrictions

CET1 requirements[1] (as at 1 January except H1 2014)



Minimum CET1 ratio
Pillar 2A
Capital conservation buffer (CET1)
G-SII buffer (CET1)
Trajectory of fully loaded CET1 ratio, assuming >11% target is met after which we build towards 11.5-12% in end state[3]
Distributions subject to MDA restrictions
Sliding scale of restrictions
12%
10%
8%
6%
4%
2%
0%
9.9%
10.5%
>11.0%
11.5-12%
7%
8.2%
9.3%
10.4%
1.4%
4.0%
4.5%
0.6%
1.0%
1.3%
1.5%
1.9%
2.0%
2.5%
H1 2014
2015
2016
2017
2018
2019

Estimated buffers[1] (fully loaded CET1 ratio vs. 7% trigger and vs. MDA restrictions)

	H1 2014	2015	2016	2017	2018	2019
To 7% trigger	c.£12bn	c.£14bn	> £16bn	c.£17bn	c.£18bn	c.£18-20bn
To MDA restriction	n/a	n/a	> £16bn	c.£12bn	c.£9bn	c.£4-6bn

- Mandatory restrictions to discretionary distributions[2] will apply to all European banks, under CRD IV, from 1 January 2016 (Art. 162.2 of CRD)
- As outlined in Art. 141 of CRD, mandatory distribution restrictions apply if an institution fails to meet the combined buffer requirement (CBR)[3] at which point a Maximum Distributable Amount (MDA) is calculated on a reducing scale
- CBR is phased in from 2016. In end state, we intend to hold an internal management buffer of up to 150bps above minimum regulatory capital requirements providing prudent headroom to the MDA restriction point
- Until 1 January 2017, the assumed effective floor for mandatory restrictions on interest payment will be the 7% fully loaded CET1 trigger, stepping up to 10.4% by 2019 when the CRD IV transitional rules are fully phased in
- Barclays expects to have full discretion in the allocation of permitted distributions within the MDA.

[1] This analysis is presented for illustrative purposes only and is not a forecast of Barclays' results of operations or capital position or otherwise. The analysis is based on certain assumptions (incl. meeting the >11% CET1 ratio target in 2016., straight line progression towards 11.5-12% in end-state, and that the P2A requirement for 2014 is constant out to 2019 which may not be the case as the requirement is subject to at least annual review) which cannot be assured and are subject to change | [2] Dividends on ordinary shares, interest payments in respect of AT1 securities and variable compensation | [3] As per Art. 128.6 of CRD: total CET1 capital required to meet the requirement for the capital conservation buffer, as well as an institution specific countercyclical buffer (CCCB), G-SII buffer, O-SII buffer and systemic risk buffer as applicable. For Barclays this is currently the 2.5% Capital Conservation Buffer and 2% G-SII buffer while the CCCB and other systemic risk and sectoral buffers are assumed to be zero.

11 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Continue to strengthen our leverage ratio and reduce leverage exposure

PRA leverage exposure[1] (£bn)


L&A and other assets[2]
Derivatives
SFTs
Undrawn commitments
PRA leverage ratio[1]
3.0%
3.4%
1,365
179
92
364
730
1,266
177
60
299
730
FY 2013[3]
H1 2014

Highlights

- Estimated PRA leverage ratio improved further as a result of regulatory capital accretion and additional deleveraging
- As at 30 June 2014, the ratio was 3.4%, exceeding the PRA's expected leverage ratio of 3%
- We continue to make good progress on deleveraging, reducing expected PRA leverage exposure by £99bn, including:
  - £54bn reduction in PFE on derivatives, including £18bn from trade compression and tear ups
  - £32bn reduction in SFT exposures, primarily driven by netting, collateral and other optimisations
- We continue to reposition the balance sheet for higher returning assets
- Estimated 'BCBS 270 leverage ratio' was 3.4% as at 30 June 2014.

[1] Estimates based on current CRD IV and PRA guidance | [2] Loans and advances and other assets net of regulatory adjustments | [3] Dec-13 has been restated for IAS 32, resulting in a £2bn increase in the estimated PRA leverage exposure

12 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Liquidity & Funding 13 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

While the balance sheet totals £1.3tn (excl. BAGL), wholesale funding requirements are limited to £179bn

Total balance sheet as at 30 June 2014 of £1.3tn (excl. BAGL)

(£bn)


Derivatives, 325
Reverse repo, 172
Trading portfolio assets, 59
Other matched assets[1], 107
Customer loans & advances, 325
Liquidity pool[2], 134
Other assets[3], 142
Matched funding £663bn
100% Group LDR[2]
Derivatives, 325
Repo, 174
Trading portfolio liabilities, 57
Other matched liabilities[1], 107
Customer deposits, 337
<1 year wholesale funds, 86
>1 year wholesale funds, 93
Other liabilities[4], 25
Equity, 61
Total Assets
Total Liabilities & Equity

Highlights

- Derivative assets and liabilities largely matched
- Trading portfolio assets and reverse repurchase agreements are largely funded in wholesale markets by repurchase agreements and trading portfolio liabilities
- Customer loans and advances largely funded by customer deposits
- Decreasing reliance on wholesale funding (£179bn as at 30 June 2014, down £61bn since 31 December 2012)
- Group liquidity pool primarily funded by wholesale debt, with the remainder funded by customer deposits
- The pool is well in excess of short-term wholesale funds

[1] Matched cash collateral and settlement balances | [2] The Group Loan to Deposit Ratio (LDR) includes BAGL, cash collateral and settlement balances | [3] Including L&A to banks, financial assets at fair value, AFS securities (excl. liquidity pool), unencumbered trading portfolio assets, and excess derivative assets | [4] Including excess cash collateral and settlement balances |

14 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Maintaining a robust liquidity position, with pool well in excess of internal and external minimum requirements

High quality liquidity pool (£bn)



Cash & Deposits at Central Banks
Government Bonds
Other Available Liquidity
150
19
46
85
127
22
62
43
134
22
70
42
2012
2013
H1 2014

Estimated[1] CRD IV/Basel 3 liquidity ratios

Metric	H1 2014	2013	Expected 100% requirement date
LCR[2]	107%	96%	1 January 2018
NSFR[3]	98%	95%	1 January 2018

Surplus to 30-day Barclays-specific LRA

	H1 2014	2013
LRA	107 %	104%
Buffer	£9bn	£5bn

Key messages

- The Group Liquidity pool increased by £7bn to £134bn
- Quality of the pool remains high despite on-going optimisation of its composition:
  - 84% held in cash, deposits with central banks and high quality government bonds
  - Over 85% of government bonds are securities issued by UK, US, Japanese, French, German, Danish, Swiss and Dutch sovereigns
- Even though not a regulatory requirement, our liquidity pool exceeds wholesale debt maturing in less than a year
- Additional significant sources of contingent funding in the form of high quality assets pre-positioned with central banks globally
- Continued strengthening of estimated CRD IV/Basel 3 liquidity ratios[1]:
  - Estimated LCR in excess of 100% expectation in January 2018 based on both the CRD IV rules as implemented by the EBA and the Basel Standards
  - Rules on the NSFR are still evolving and subject to consultation. Expect to be in excess of 100% well ahead of the 2018 implementation timeline even if rules were to be implemented in current form.

[1] Includes a number of assumptions which are subject to change prior to the implementation of the CRD IV liquidity requirements | [2] LCR estimated based on CRD IV rules as implemented by the EBA. We previously estimated the ratio based on the Basel standards published in January 2013 | [3] Estimated based on our interpretation of the Basel Consultation Paper published in January 2014, including the requirement for 50% required stable funding against short-term reverse repos from non-banks. Without this interpretation of the requirement, which did not exist in the 2010 Basel publication, the NSFR would have been 113%. Further changes to the rules are expected prior to the Basel Committee's finalisation of the rules and implementation by local regulators ahead of the target 2018 compliance date |

15 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW We maintain access to stable and diverse sources of funding, across customer deposits and wholesale debt Significant increase in deposit funding (Łbn) Key messages “ Group Loan to Deposit Ratio (LDR) and the LDR for PCB, 110% 101% 100% Barclaycard and Africa Banking broadly unchanged at 100% 500 and 92% respectively1 450 400 “ Excess customer deposits in PCB, Barclaycard and Africa 350 Banking are predominantly used to fund the liquidity buffer 300 250 444 443 requirements for these businesses, making them broadly self 200 385 424 429 432 funded 150 100 “ In line with the 2014 funding plan, the Group issued Ł9bn of 50 term funding net of early redemptions during H1 2014. 0 Additionally, the Group raised Ł6bn through participation in 2012 2013 H1 2014 the Bank of England_s Funding for Lending Scheme. Group LDR Deposits from customers L&A to customers Total funding (excl. Barclays Africa Group Limited) 2014 Funding Plan Customer deposits Secured term funding Sub. debt “ Ł24bn of term debt maturing in 2014, with Ł12bn remaining. A Short term debt and other deposits Unsecured term funding further Ł24bn maturing in 2015 Ł540bn “ We intend to maintain access to diverse wholesale funding, Ł522bn Ł509bn through different products, currencies, maturities and channels 16% 14% 13% issuance opportunities across 14% “ We will continue to look for 20% 15% 7% 5% public and private unsecured, and secured transactions, and 7% 4% 4% 4% subordinated debt, and still be materially below overall maturities for the year 53% 62% 63% “ Secured debt issuance from established platforms expected to continue supporting unsecured issuances, contributing to the stability and diversity of our funding base. 2012 2013 H1 2014 1 LDR for PCB, Barclaycard and Africa Banking also includes the Non-Core (retail) deposits 16 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Continue to access diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding by product (as at 30 June 2014)


13%
15%
3%
12%
27%
14%
10%
7%
Deposits from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds / ABS
Subordinated liabilities [1]
Other [2]

By remaining maturity[1]: WAM net of liquidity pool ≥ 80 months


12%
14%
6%
11%
5%
10%
18%
24%
≤1 month
>1 mth but ≤3 mths
>3 mths but ≤6 mths
>6 mths but ≤9 mths
>9 mths but ≤12 mths
> 1 year but ≤2 years
> 2 year but ≤5 years
> 5 years

By currency[1]	USD	EUR	GBP	Others
As at 30 June 2014	35%	36%	18%	11%
As at 31 December 2013	35%	36%	19%	10%

Key Messages

- Overall stock of wholesale funding continues to fall as we de-lever the balance sheet, with total wholesale funding (excluding repurchase agreements) of £179bn as at 30 June 2014, a reduction of £61bn since 2012 (31 December 2013: £186bn)
  - £86bn matures in less than one year, while £22bn matures within one month (31 December 2013: £82bn and £20bn respectively)
- £9bn of term funding (net of early redemptions) issued in H1 2014, including:
  - c.£6bn equivalent of public benchmark senior unsecured issuance across 7 senior deals, accessing the USD, EUR, AUD and Yen markets
  - $1.3bn of US credit card backed securities, as well as £750m UK credit card backed securities after period-end
- Additional £6bn raised through participation in the Funding for Lending Scheme, taking the total net amount raised to £12bn
- We have £12bn of term funding maturing in the remainder of this year. We expect to look for issuance opportunities across unsecured, secured and capital and still be materially below overall maturities for the year of £24bn.

[1] Given different accounting treatments, AT1 capital is not included in outstanding subordinated liabilities, while T2 contingent capital notes are included | [2] Primarily comprised of fair valued deposits (£4bn) and secured financing of physical gold (£5bn) |

17 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Asset quality 18 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Group impairment improved 33%, with positive trends across businesses Retail loan loss rate (bps)1 Key Messages H2 2013 332 “ Declining Loan Loss Rate (LLR) trend across H1 2014 311 all businesses reflecting Barclays_ well-managed and conservative risk profile 180 162 “ The Group annualised LLR of 45bps remains 94 85 91 80 significantly below the longer term average of 78 54 90bps 25 19 “ Group credit impairment charges and other Personal & Africa Banking Barclaycard Core Non-Core Group provisions improved 33% year on year to Corporate Ł1,086m (31 December 2013: Ł1,631m), Banking principally reflecting lower charges in Personal & Corporate Banking, Barclays Non-Core and Wholesale loan loss rate (bps)1 Africa Banking H2 2013 133 “ Retail and wholesale LLRs declining across all H1 2014 businesses in line with improving macro economic conditions. 56 34 24 38 36 37 (3) 16 9 14 Annualised impairment charge (4) LLR Gross loans and advances Investment Bank Personal & Africa Banking Core Non-Core Group Corporate Banking 1 Annualised | 19 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Core impairment reduced across all businesses Impairment charge (Łm) “ Continued improvement in asset quality, with Core impairment Impairment falling 13% to Ł937m, with reductions across all businesses charge “ Expect credit risk metrics and conditions to remain broadly 1,075 937 stable H1 13 H1 14 CRL coverage ratio (Łm) 56.9% 56.7% “ Loan growth in PCB and Barclaycard has not been to the 5,000 detriment of asset quality CRL coverage 4,500 50.0% ratio “ Core impairment allowances and coverage ratios continue to Impairment 4,000 4,569 4,514 30.0% remain stable allowance 3,500 10.0% 31-Dec-13 30-Jun-14 90-day delinquency trends UK “ UK and SA mortgage delinquency rates remained broadly mortgages stable, reflecting high quality mortgage books South Africa 0.7% “ Delinquency trends on unsecured lending portfolio also remain mortgages benign 0.2% Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Q2 14 20 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Reduced exposure to Eurozone periphery

Exposures by geography (£bn)


Spain
Italy
Portugal
Ireland
59.0
4.9
7.9
22.7
23.5
52.8
6.7
6.3
20.6
19.2
47.1
4.6
5.4
19.8
17.3
2012
2013
H1 2014

Exposures by asset class (£bn)


Sovereign
Financial institutions
Corporate
Residential mortgages
Other retail lending
59.0
6.2
32.5
9.2
5.7
5.4
52.8
5.8
31.3
6.9
6.5
2.2
47.2
5.0
29.3
6.2
4.4
2.2
2012
2013
H1 2014

Key Messages

- Active management of exposure to Eurozone periphery countries
- Continuous reduction in exposure to Spain, Italy, Portugal and Ireland reduced, down 11% to £47.1bn in H1 2014 as financial institution exposures decreased to £4.4bn and residential mortgage exposure decreased to £29.3bn
- Barclays repaid €3bn of funding raised through the ECB's three year LTRO during 2013, leaving €5bn outstanding as at 30 June 2014 (31 December 2012: €8bn)
- Local net funding mismatches remained stable in H1 2014
  - Spain: €2.4bn funding surplus
  - Portugal: €2.6bn funding gap
  - Italy: €10.8bn funding gap[1]
- We will explore options to exit our European retail and corporate exposures or materially reduce the capital they consume.

[1] Redenomination risk significantly lower in Italy where we also have collateral available to support additional secured funding should the risk increase

21 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Barclays Non-Core – encouraging progress on RWA reductions

RWA reduction (£bn)


Businesses
Securities and Loans
Derivatives
Operational Risk and DTA
110
9
33
44
24
12
8
2
87
10
29
28
20
80
50
Dec-13
Sales and paydowns
Maturity run-off
Efficiencies
Jun-14
2014 target
2016 target

Highlights

- RWA reductions concentrated in Securities and Loans
- Sales and paydowns accounted for £12bn of the RWA decrease
  - Majority came from the reduction of non-agency RMBS inventory, repayment of leveraged loan positions and further action on structured assets
- Maturity run-off includes the natural attrition of derivatives and European retail and corporate run-off
- Limited market risk in residual Non-Core Investment Bank
- European retail assumed to remain in Non-Core and represents c.£15bn of target RWAs in 2016

22 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Credit ratings 23 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Barclays' credit ratings remain strong and in line with peers'

	As at 30 June 2014	
	Barclays PLC	Barclays Bank PLC
Standard & Poor's		
Long Term	A- (Negative)	A (Negative)
Short Term	A-2	A-1
Stand-Alone Credit Profile (SACP)	n/a	bbb+
Moody's		
Long Term	A3 (Negative)	A2 (Negative)
Short Term	P-2	P-1
Bank Financial Strength (BFS)	n/a	C- (Stable)
Fitch		
Long Term	A (Stable)	A (Stable)
Short Term	F1	F1
Visibility Rating	a	a
DBRS		
Long Term	n/a	AA low (Stable)
Short Term	n/a	R-1 middle (Stable)

Key Messages

- Barclays' ratings and outlooks have been adversely impacted by:
  - Global economic slowdown and prolonged crisis in the Eurozone area
  - Credit rating agency reassessments of risks inherent with large and complex capital market operations
- Current ratings reflect Barclays' "strong franchise", "diverse revenue streams", "good asset quality relative to peers", "historically less volatile earnings than peers" and "sound financial profile"
- Barclays expects rating agencies to gradually remove sovereign support notches for all UK banks. How many notches and over what period of time is currently unclear
- S&P downgraded BBPLC's long term rating outlook in April 2014 to Negative from Stable, as part of a wider review of sovereign support in the context of European bank ratings. The Negative outlook reflects the potential removal of up to two notches of support by the end of 2015.

24 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Barclays prudently manages and reserves for potential rating actions in the liquidity pool Contractual credit rating downgrade exposure “ Potential outflows related to a multiple-notch credit (as at 31 December 2013) downgrade are included in the Liquidity Risk Appetite (LRA) Total cumulative cash outflow “ The table on the right hand side shows contractual collateral One-notch Two-notch (Łbn) requirements and contingent obligations following potential future one and two notch long-term and associated short-term Securitisation derivatives 7 8 simultaneous downgrades across all credit rating agencies1 Contingent liabilities 6 6 Derivatives margining—1 Liquidity facilities 1 2 Total 14 17 1 These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity | 25 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Summary “ A diversified international bank focused on delivering improved and more sustainable Business model returns “ Concentrating on our high growth opportunities where we have competitive advantage, eliminating marginal businesses and sharpening our focus on costs. “ Strengthened capital position with plan to deliver fully loaded CRD IV CET1 ratio Capital of more than 11% in 2016 “ Building on good track record in reducing RWAs as we run-down Barclays Non-Core and reinvest in Core businesses outside of the Investment Bank. “ Estimated PRA Leverage ratio of 3.4% as at 30 June 2014, well in excess of the PRA_s Leverage expected leverage ratio of 3% by June 2014. Estimated BCBS leverage ratio of 3.4% “ Aim to deliver a leverage ratio above 4% in 2016 with flexible plan to adapt to higher requirement in end-state if required. “ Diversified funding base, combining customer deposits and wholesale funding, in multiple Liquidity & funding currencies and different maturities “ Robust liquidity position, well positioned to meet anticipated future regulatory requirements. “ Proactive and practical approach to managing regulatory changes, including structural Regulation reform “ Established track record of adapting to regulatory change. 26 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Appendix—Strategy 27 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Repositioning and simplifying Barclays Rightsizing and focusing the Investment Bank Establishing a dedicated Non-Core unit and a new Personal & Corporate Banking business Allocating capital to growth businesses Delivering a structurally lower cost base Generating higher and more sustainable returns 28 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW 2016 Transform financial commitments 1 Capital CRD IV FL CET1 ratio >11.0% Group 2 Leverage Leverage ratio >4.0% 3 Dividend Payout ratio 40-50% 4 Returns Adjusted RoE >12% Barclays Core 5 Cost Adjusted operating expenses <Ł14.5bn Barclays Non-Core 6 Returns Drag on adjusted RoE <(3%) 29 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Reorganising to a simpler, focused and balanced structure

Barclays Group – H1 2014

Personal & Corporate Banking
PBT £1,468m
RoE 12.1%
RWAs £117.9bn

Barclaycard
PBT £764m
RoE 18.9%
RWAs £37.7bn

Africa Banking
PBT £484m
RoE 9.6%
RWAs £36.5bn

Investment Bank
PBT £1,058m
RoE 5.7%
RWAs £125.5bn

Barclays Non-Core (BNC)
LBT £491m
RoE drag 4.5%
RWAs £87.5bn

H1 2014 adjusted results[1]			
Income	£12.7bn	Return on average equity (RoE)[2]	11.0%
Impairment	(£0.9bn)	Return on tangible equity (RoTE)	13.5%
Operating expenses	(£7.9bn)	Risk weighted assets (RWA)	£324bn
Profit before tax	£3.8bn	Average allocated equity	£41bn

[1] Includes Head Office as part of Core, representing £6bn RWAs and £66m profit before tax | [2] Excluding CTA Core RoE was 12.6% |

30 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Reducing and reallocating RWAs to drive growth and returns

	2013 pre-resegmentation (£bn)	2013 post-resegmentation estimate (£bn)	2016 guidance (£bn)
Leverage exposure	£1.4tn	£1.4tn	c.£1.1tn[1]
RWAs	£436bn	£436bn	c.£400bn


Retail and Commercial 214
Investment Bank 222
49%
51%
26%
46%
28%
BNC c.115
Core (excl. IB) c.200
Core IB c.120
c.55%
+15%
Maintained
BNC c.50
Core (excl. IB) c.230
Core IB c.120
<15%
c.55%
≤30%

The Core Investment Bank will represent no more than 30% of the Group's RWAs

[1] 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis

31 | Fixed Income Investor Presentation – 2014 Interim Results

Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Rebalanced Investment Bank as a proportion of the Group Group RWA splits _ June 2014 Group Income splits _ June 2014 Investment Investment Bank Bank 31% 32% Macro 9% Rest of Group Rest of Group 69%1 68%1 5% 21% 13% 29% 33% 9% 16% 9% PCB Barclaycard Africa Banking BNC 1 Head office has 1% of RWAs and 1% of income 32 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Non-Core will be tightly managed to reduce RWAs and leverage

Anticipated RWA reduction of c.55% by 2016 (£bn)


c.115
c.55%
Non-IB
25
c.80
c.50
IB
90
2013
2014
2016

- Sales and run-off expected to drive RWA reductions
- Remaining RWAs at end of 2016 are assumed to be primarily European mortgages and long-dated counterparty credit risk from our pre-CRD IV Rates portfolio
- Progress will not always be linear and may be dependent on market conditions

Anticipated reduction in leverage exposure of c.55% by 2016 (£bn)


c.400
c.55%
c.300
c.180[1]
2013
2014
2016

- Leverage exposure to reduce by 55%, as assets attracting significant leverage regulatory add-ons are exited and/or more efficiently netted
- Reduction in the Non-Core demonstrates scale of exit over the planned period
- Anticipate meaningful reduction in 2014, with greater reductions in 2015-16

Preservation of net tangible asset value of the Group will be a priority as RoE drag is reduced from c.6% in 2013 to <3% in 2016

[1] 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis

33 | Fixed Income Investor Presentation – 2014 Interim Results

Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Investment Bank assets are majority of Non-Core

Portfolios and businesses included:


Split of 2013
RWAs (£bn)
Non-strategic businesses and Other
c.10
Portfolio Assets Book
24
Investment Bank Exit Quadrant Assets
c.35
Trading book run-off
22
Pre-CRD IV Rates portfolio

- 'Trading book run-off' comprises Non-Core elements of commodities, emerging markets, fixed income financing and securitised products
- Counterparty credit risk is included in pre-CRD IV Rates portfolio, Portfolio Assets Book and Trading book run-off
- Leverage exposure related to Investment Bank Non-Core is estimated at c.£340bn

Preliminary 2013	Income (£m)	RWAs (£bn)
Portfolio Assets Book	142	24
Pre-CRD IV Rates portfolio	(140)	22
Investment Bank Exit Quadrant Assets	2	47
Trading book run-off	c.710	c.35
Non-strategic businesses and other	c.785	c.10
Additional Non-Core assets	c.1,495	c.45
Total Investment Bank Non-Core	c.1,500	c.90

34 | Fixed Income Investor Presentation – 2014 Interim Results

Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Selected corporate, retail and other assets constitute remainder of Non-Core

Portfolios and businesses included:


Split of 2013
CRD IV RWAs
Other retail assets
Europe Retail Exit Quadrant
Fair value Corporate loans
Non-Core non-UK corporate operations
Existing Europe and Corporate Exit Quadrant Assets
Additional Europe retail assets
Corporate Europe Exit Quadrant
c.2
c.2
c.2
9
c.7
3

- Europe retail will be managed as a going concern as options are assessed
- Europe retail principally relates to high quality mortgage portfolios in Spain and Italy which run-down organically at c.9% per year and have stable average >90 day delinquency rate of 80bps
- The additional Non-Core assets include £15.7bn of fair value, long dated Corporate loans
- Leverage exposure related to these Non-Core assets is estimated at c.£60bn

Preliminary 2013	Income (£m)	RWAs (£bn)
Europe retail Exit Quadrant	118	9
Corporate Europe Exit Quadrant	80	3
Europe and Corporate Exit Quadrant Assets	198	12
Additional Europe retail assets	c.530	c.7
Non-Core non-UK Corporate operations	c.80	c.2
Fair value, long dated Corporate loans	c.(100)	c.2
Other retail assets	c.290	c.2
Additional Non-Core assets	c.800	c.15
Total other Non-Core	c.1,000	c.25

Preliminary numbers as presented at the Group Strategy Update on 8th May

35 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Core businesses expected to maintain average adjusted RoE >12% on a much higher equity base


%
Core >12
c.12
c.3
c.9-10
c.6
6.1
4.5
1.6
3.5
1.0
Non-Core drag <3%
Group >9%
2013 Statutory RoE
Adjusting items
2013 Adjusted RoE
CTA
2013 Adjusted RoE excl. CTA
Non-core drag
2013 Core RoE
2013-16 Capital accretion
Proforma core RoE
Income growth/ cost reduction
2016 Core adjusted RoE target
Average allocated equity (£bn)
Group 53
Core c.36
Core 48-50

- Core businesses estimated to deliver adjusted RoE excluding CTA of >12% by 2016, achieved through:
  - Net Core cost savings of greater than £1.7bn
  - Growth in our retail and corporate franchises and selected IB businesses
  - Continuous optimisation of Core Investment Bank RWAs

- Returns target takes into account increase in the total equity base to meet CET1 and leverage ratio targets

These plans will reduce the RoE drag from Barclays Non-Core from c.6% to <3% in 2016, of which c.50bps is Europe retail

36 | Fixed Income Investor Presentation – 2014 Interim Results

Preliminary numbers as presented at the Group Strategy Update on 8th May

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Costs reduced across all businesses

Operating expenses progress (£m)

	H113 operating expenses[1]	H114 operating expenses[1]	Net decrease YoY	CTA spend to date	Savings initiatives from CTA
PCB	2,754	2,554	200	499	• 1,700 FTE reduction from increased customers' self-serve • Increased digitalisation and automation, including New Client Service operations, and streamlining of wealth business model
Barclaycard	874	822	52	85	• Savings from increased customers' self-serve through 'Digital' and 'Instant' processes and applications
Africa Banking	1,230	1,082	148	43	• Savings from rationalisation of branch footprint and integrating technology across Africa • Cost increases from investments and inflation more than offset by local currency depreciation
Investment Bank	3,193	2,943	250	472	• Front Office restructuring of c.800 FTE, plus additional infrastructure savings
Core (excl. CTA)[2]	8,091	7,491	600	1,124	
CTA	223	453	(230)		
Total Core	8,314	7,944	370		
Total Non-Core (excl. CTA)	1,049	893	156	579	• Business exits, branch rationalisation in Europe and other efficiency savings

[1] Excluding CTA | [2] Includes Head Office costs of £41m and £91m in H113 and H114 respectively, and £24m of CTA spend to date

37 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Group Cost targets Group cost guidance1 (Łbn) Core cost targets1 (Łbn) Original Group cost target and interim guidance Revised Group cost guidance Core cost targets 19 18.7 c.(9%) c.(13%) 19 18 18 c.(10%) c.17 17 c.16.3 17 c.16.2 16 16 15 15 <14.5 14 14 13 13 2013 2014 2015 2013 2016 Costs to achieve Ł1.2bn c.Ł1.6bn c.Ł0.5bn 2 Transform (CTA) “ Of original Ł2.7bn CTA estimate, approximately Ł1.7bn has been spent to date; an additional Ł800m is required principally to reposition the Investment Bank, including a gross reduction of 7,000 FTE through to 2016 across Core and Non-Core “ 2016 Core cost target of <Ł14.5bn assumes constant currency rates and excludes large extraordinary items, such as conduct charges “ Majority of future savings expected to occur through headcount reductions and greater levels of automation in all businesses 1 Excludes provisions for PPI and IRHP redress, goodwill impairment and CTA | 2 Ł200m of additional CTA expected in 2016 across both Core and Non-Core 38 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Appendix—Data 39 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Core customer assets and NIM growth driving NII

Core income

Six months ended – June (£m)	2013	2014
Personal and Corporate Banking	4,305	4,361
Barclaycard	2,019	2,124
Africa Banking	2,055	1,773
Investment Bank	5,222	4,257
Total Core Income[1]	13,597	12,674

- Steady performance in PCB and Barclaycard
  - PCB grew NII 7% driven by strong savings and mortgage growth, while fee income declined 10%
  - Barclaycard grew NII 8% driven by volume growth
- Africa Banking income was up 8% excluding currency impact, with NII up 11% on the same basis
- Investment Bank income fall reflected a decline in Markets

Net interest margin[2,3]


(bps)
400
406
406
H1 13
H2 13
H1 14

- NIM increased from 400 to 406 bps, measured across PCB, Barclaycard and Africa Banking
- NII for these businesses grew 3% to £5.6bn, reflecting modest growth in both NIM and customer assets
- Risk-adjusted NIM remained very strong, reflecting disciplined pricing and credit risk management

Average customer assets and liabilities[2]


(£bn)
309
272
322
273
326
276
H1 13
H2 13
H1 14
Customer liabilities
Customer assets

- Average customer assets increased 1.7% to £276bn, with growth in PCB and Barclaycard offsetting a decline in Africa Banking due to currency moves

[1] Includes Head Office income | [2] For Personal and Corporate Banking, Barclaycard and Africa Banking | [3] Using customer assets as the denominator |

40 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Capital Resources1 (Łm) 31 December 2013 30 June 2014 Shareholders’ equity (excluding non controlling interests) per the balance sheet 55,385 58,068 Less: Other equity instruments (recognised as AT1 capital) (2,063) (4,326) Adjustment to retained earnings for foreseeable dividends (640) (596) Minority interests (amount allowed in consolidated CET1) 1,238 1,171 Additional value adjustments (2,479) (2,492) Goodwill and intangible assets2 (7,618) (7,828) Other Deferred tax assets that rely on future profitability excluding temporary differences (1,045) (1,062) regulatory Fair value reserves related to gains or losses on cash flow hedges2 (270) (532) adjustments Negative amounts resulting from the calculation of expected loss amounts (2,106) (2,036) and deductions Gains or losses on liabilities at fair value resulting from own credit2 600 612 Other regulatory adjustments (119) (172) Direct and indirect holdings by an institution of own CET1 instruments (496) (25) Fully loaded Common Equity Tier 1 capital 40,387 40,782 Regulatory adjustments relating to unrealised gains2 (180) (513) PRA Transitional Common Equity Tier 1 capital 40,207 40,269 CRD IV RWAs (Łbn) 442.5 3 411.0 Fully Loaded Common Equity Tier 1 ratio 9.1% 9.9% PRA Transitional Common Equity Tier 1 ratio4 9.1% 9.8% 1 The Capital Requirements Regulation and Capital Requirements Directive implemented Basel 3 within the EU (collectively known as CRD IV) on 1 Jan 2014. The rules are supplemented by Regulatory Technical Standards (RTS) and the PRA_s rulebook, including the implementation of transitional rules., and are still subject to change as certain aspects of CRD IV are dependent on final RTSs and clarifications to be issued by the EBA and adopted by the EC and the PRA I 2 The capital impacts of these items are net of tax | 3 As part of the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs have been revised by Ł6.9bn from to Ł442bn and fully loaded CET1 ratio revised by (0.2)% to 9.1% . As at 31 March 2014, these figures were a Ł5.7bn increase and 0.1% decrease respectively | 4 The CRD IV CET1 ratio (FSA October 2012 transitional statement) as applicable to Barclays_ Tier 2 Contingent Capital Notes was 12.0% based on Ł49.3bn of transitional CRD IV CET1 capital and Ł411bn RWAs. 41 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Estimated leverage exposure[1]

(£bn)	PRA Leverage exposure		BCBS 270 Leverage exposure
	31 December 2013	30 June 2014	30 June 2014
IFRS derivative financial instruments	355	333	333
Mark-to-market and margin netting adjustments for derivatives	(288)	(268)	(298)
Cash collateral pledged on derivatives	48	39	17
Potential Future Exposures on derivatives	249	195	195
Net written credit protection	-	-	29
Total Derivatives	364	299	276
IFRS Reverse repurchase agreements and other similar secured lending	187	172	199
Remove: IFRS SFTs	(187)	(172)	-
Counterparty risk leverage exposure measure for SFTs	92	60	29
Total Securities Financing Transactions	92	60	228
Loans and advances and other assets	752	762	762
Weighted undrawn commitments	179	177	105
Regulatory deductions and other adjustments	(22)	(32)	(18)
Total other assets and adjustments	909	907	849
Total fully loaded leverage exposure	1,365[1]	1,266	1,353
Tier 1 capital	42.7	45.4	45.4
PRA deductions to CET1 capital	(2.2)	(2.2)	
PRA adjusted Tier 1 Capital	40.5	43.2	45.4
Fully loaded leverage ratio	3.0%	3.4%	3.4%

[1] For basis if preparation, please refer to H1 2014 Results Announcement | [2] Dec-13 has been restated to include the impact of IAS 32

42 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

Wholesale funding composition[1]

As at 30 June 2014 (£bn)	≤1 month	>1 month but ≤3 months	>3 months but ≤6 months	>6 months but ≤12 months	*>9 months but ≤12 months*	Total ≤1 year	>1 year but ≤2 years	>2 years but ≤5 years	>5 years	Total
Deposits from banks	10.0	6.8	1.0	4.6	0.1	22.5	0.3	0.2	-	23.0
Certificates of deposit and commercial paper	2.4	8.8	6.4	3.7	3.0	24.3	0.5	1.1	0.4	26.3
Asset backed commercial paper	2.8	2.5	0.1	-	-	5.4	-	-	-	5.4
Senior unsecured MTNs (public benchmark)	1.5	0.1	0.1	2.0	0.6	4.3	2.6	7.6	6.2	20.7
Senior unsecured MTNs (private placement)	1.3	2.4	2.5	4.1	3.1	13.4	7.8	15.5	11.9	48.6
Covered bonds / ABS	-	3.2	0.2	4.0	1.7	9.1	3.8	4.1	7.3	24.3
Subordinated liabilities	-	-	-	0.1	-	0.1	-	2.8	15.6	18.5
Other[2]	3.5	1.4	0.7	0.5	0.3	6.4	2.2	1.4	2.1	12.1
Total	**21.5**	**25.2**	**11.0**	**19.0**	**8.8**	**85.5**	**17.2**	**32.7**	**43.5**	**178.9**
Of which secured	5.0	6.7	0.9	4.5	1.9	19.0	4.2	4.4	7.4	35.0
Of which unsecured	16.5	18.5	10.1	14.5	6.9	66.5	13.0	28.3	36.1	143.9
Total as at 31 December 2013	**20.3**	**24.0**	**15.5**	**15.9**	**6.3**	**82.0**	**27.1**	**33.8**	**42.6**	**185.5**
Of which secured	4.6	3.7	1.4	3.5	0.7	13.9	7.3	6.5	7.2	34.9
Of which unsecured	15.7	20.3	14.1	12.4	5.6	68.1	19.8	27.3	35.4	150.6

[1] The composition of wholesale funds comprises the balance sheet reported deposits from banks, financial liabilities at fair value, debt securities in issue and subordinated liabilities, excluding cash collateral and settlement balances. It does not include collateral swaps, including participation in the Bank of England's Funding for Lending Scheme. Included within deposits from banks are £4bn of liabilities drawn in the European Central Bank's 3 year LTRO. | [2] Primarily comprised of fair value deposits £4bn and secured financing of physical gold £5bn |

43 | Fixed Income Investor Presentation – 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW Reduced exposure to the Eurozone As at 30 June 2014 (Łm) Spain Italy Portugal Ireland Total Sovereign 134 1,898 165 30 2,227 Financial institutions 753 681 43 2,972 4,449 Corporate 2,736 1,377 653 1,394 6,160 Residential mortgages 11,710 14,284 3,187 92 29,273 Other retail lending 1,984 1,592 1,370 88 5,034 Total1 17,317 19,832 5,418 4,576 47,143 Total as at 31 December 2013 19,245 20,628 6,262 6,658 52,793 1 Total net on-balance sheet exposure as at 30 June 2014 for Cyprus and Greece was Ł223m (2013: Ł175m) and Ł74m respectively (2013: Ł82m) 44 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE CAPITAL & LEVERAGE LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX—STRATEGY APPENDIX—DATA OVERVIEW In line with the European Bank Recovery & Resolution Directive the UK Banking Act will include a statutory bail-in power Overview Considerations for Bondholders “ Statutory bail-in of debt is a key part of the regulatory response to the “ The BRRD introduces seniority of deposits from natural persons and financial crisis aimed at avoiding the bail-out of failing financial SMEs over wholesale liabilities institutions with tax payer funds “ The scope of the UK bail-in power extends to include all outstanding “ European Bank Recovery and Resolution Directive (_BRRD_): a unsecured wholesale liabilities of original tenor greater than 7 days European-wide framework for the recovery and resolution of credit “ Liabilities issued prior to the introduction of the statutory bail-in institutions and investment firms: power, including those issued under non-EEA governing laws, are not _ statutory _bail-in_ power in respect of eligible liabilities, to be _excluded liabilities_ (i.e. all outstanding instruments with an original implemented in home state legislation by no later than 1 January tenor greater than 7 days may be subject to bail-in upon its 2016 (Article 130) introduction irrespective of issuance date) _ requirement for eligible liabilities governed by non-EEA laws to “ Guiding principle is that the ordinary creditor hierarchy should be include a contractual recognition by creditors that they are bound respected and that creditors holding eligible liabilities of equal rank by any exercise of the statutory bail-in power (Article 55). should be treated equally “ UK Banking Act: in anticipation of the BRRD, the UK Banking Act was “ In light of Article 55 of the BRRD, and as requested by the PRA, amended in 2013 to introduce a _bail-in option_ available to the UK Barclays has begun the process of including in the terms of its resolution authority, enabling it recapitalise a failed institution by wholesale term debt securities, governed by non-EEA laws, a provision allocating losses to its shareholders and unsecured creditors by writing acknowledging the scope of the UK bail-in power down and/or converting their claims to equity: “ Note, the inclusion of such an acknowledgement does not change the _ certain liabilities excluded from scope, such as insured deposits, ranking or treatment of such non-EEA law governed instruments secured liabilities (Section 48B(8)) relative to EEA law governed instruments in respect of a UK bail-in, _ powers to be exercised broadly in a manner that respects the rather it clarifies that all such instruments should be treated equally in hierarchy of claims in liquidation the event of a UK bail-in. _ principle that at least senior creditors should receive no less favourable treatment than they would have received in an insolvency. “ UK bail-in powers are currently the subject of consultation, however they are expected to be implemented at least by 1 Jan 2015, ahead of BRRD timeline. 45 | Fixed Income Investor Presentation _ 2014 Interim Results

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX - STRATEGY | APPENDIX - DATA

CRD IV - Regulatory timeline

Timeframe based on Capital Requirements Regulation (CRR) and Capital Requirements Directive (CRD) published in June

	H1 2010	1 Jan 2011	1 Jan 2012	1 Jan 2013	1 Jan 2014	1 Jan 2015	1 Jan 2016	1 Jan 2017	1 Jan 2018	1 Jan 2019
Capital requirements					Phased-in capital requirements					
CRD IV leverage ratio[1]			Supervisory monitoring	Parallel run (Jan 2014 – Jan 2017) Public disclosures starts in Jan 2015					Binding requirement	
Net Stable Funding Ratio (NSFR)			Observation period						Introduction of minimum requirement	
Liquidity Coverage Ratio (LCR)[2]						60% compliance required	Phase in to full compliance		Full compliance required	
Intraday liquidity monitoring tools[3]						Introduction of monthly reporting				
FSA/PRA's Individual Liquidity Guidance (ILG)[4]	Introduction of ILG									

Fully phased-in main requirements

- Capital: minimum of 4.5% CET1 + 1.5% AT1 + 2% T2 (Art. 92 of CRR). Banks are also subject to capital buffers, including a capital conservation buffer of 2.5%, a countercyclical buffer of 0-2.5% (outside periods of stress) and a G-SII buffer of up to 2.5% (2% for Barclays) to be satisfied with CET1
- CRD IV Leverage: minimum requirement still to be determined, but currently expected to be at 3%
- NSFR: available amount of stable funding to exceed required amount of stable funding, over a stress 1-year period (NSFR > 100%)
- LCR: stock of unencumbered high quality liquid assets to exceed net stressed cash outflow over 30 days (LCR > 100%).

[1] Basel Committee is currently consulting on revisions to the leverage ratio framework including disclosure; please note that large UK banks have been requested to publicly disclose the ratio since 1 Jan 2013 | [2] Estimated LCR on a CRDIV basis as implemented by the EBA. Note that CRDIV requires full compliance by 1 Jan 2018 with a phased implementation in the preceding years. LCR compliance of 60% in 2015 increases by 10% in 2016 & 2017 with a further 20% increase in 2018 | [3] As per "Monitoring tools for intraday liquidity management", April 2013 | [4] Short-term liquidity stress test, broadly comparable to the LCR under Basel 3; as per its August 2013 announcement, the PRA has relaxed the ILG requirements for major UK banks to approximate 80% LCR |

46 | Fixed Income Investor Presentation – 2014 Interim Results

Contact—Debt Investor Relations Team Richard Caven Sofia Lonnqvist Julie Stanzl +44 (0)20 7116 2809 +44 (0)20 7116 5716 +44 (0)20 7116 7748 richard.caven@barclays.com sofia.lonnqvist@barclays.com julie.stanzl@barclays.com Website: barclays.com/barclays-investor-relations.html 47 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer Important Notice The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments. Forward-looking statements This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of the Barclays Group_s (the Group) plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as _may_, _will_, _seek_, _continue_, _aim_, _anticipate_, _target_, _projected_, _expect_, _estimate_, _intend_, _plan_, _goal_, _believe_, _achieve_ or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group_s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the Transform Programme, and Group Strategy Update, run down of assets and businesses within Barclays non-core, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (IFRS), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group_s control. As a result, the Group_s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group_s forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (SEC) including our Annual Report on Form 20-F for the fiscal year ended 31 December 2013, which are available on the SEC_s website at http://www.sec.gov. Any forward-looking statements made herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority, the London Stock Exchange plc (the LSE) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays_ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC. 48 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer (continued) Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission (_SEC_) for the offering of securities to which this document relates. Before you invest, you should readthe prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847. Certain non-IFRS Measures Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business_ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. As Management reviews the adjusting items described below at a Group level, segmental results are presented excluding these items in accordance with IFRS 8; “Operating Segments” . Statutory and adjusted performance is reconciled at a Group level only. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays Form 6-K filed with the SEC on July 30, 2014 (Film No. 141001645) (the _July 30 Form 6-K_) (https://www. sec.gov/Archives/edgar/data/312069/000119312514286022/d765399dex991. htm), and such quantitative reconciliations are incorporated by reference into this document. “ Adjusted profit before tax is the non-IFRS equivalent of profit before tax as it excludes the impact of own credit; the provision for Payment Protection Insurance redress payments and claims management costs (PPI redress); the provision for interest rate hedging products redress and claims management costs (interest rate hedging products redress); and goodwill impairment. A reconciliation of IFRS and adjusted profitbefore tax is presented on page 3 of the July 30 Form 6-K; “ Adjusted profit after tax represents profit after tax excluding the post-tax impact of own credit; the provision for PPI redress; the provision for interest rate hedging products redress; and goodwill impairment. A reconciliation to IFRS is presented on page 3 of the July 30 Form 6-K; “ Adjusted attributable profit represents adjusted profit after tax less profit attributable to non-controlling interests. The comparable IFRS measure is attributable profit; “ Adjusted income and adjusted total income net of insurance claims represents total income net of insurance claims excluding the impactofown credit. A reconciliation to IFRS is presented on page 87 of the July 30 Form 6-K; 49 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer (continued) “ Adjusted total operating expenses represents operating expenses excluding the provision for PPI redress; the provision for interest rate hedging products redress and goodwill impairment. A reconciliation to IFRS is presented on page 87 of the July 30 Form 6-K; “ Adjusted cost: income ratio represents cost:income ratio excluding the impact of own credit; the provision for PPI redress; the provision for interest rate hedging products redress; and goodwill impairment. The comparable IFRS measure is cost: income ratio, which represents operating expenses to income net of insurance claims. A reconciliation to IFRS is presented on page 87 of the July 30 Form 6-K; “ Adjusted basic earnings per share represents adjusted attributable profit (see page 31 of the July 30 Form 6-K) divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue; “ Adjusted return on average shareholders_ equity represents adjusted attributable profit (see page 31 of the July 30 Form 6-K) divided by adjusted average equity, excluding non-controlling interests. The comparable IFRS measure is return on average shareholder_s equity, which represents profit attributable to equity holders of the parent divided by average equity, excluding non-controlling interests; “ Adjusted return on average tangible shareholders_ equity represents adjusted attributable profit (see page 31 of the July 30 Form 6-K) divided by average adjusted tangible equity, excluding non-controlling interests. The comparable IFRS measure is return on average tangible shareholders_ equity, which represents profit after tax and non-controlling interests, divided by average tangible equity (see page 31 of the July 30 Form 6-K); “ Barclays Core figures are non-IFRS measures because they represent the sum of five Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating Segments” . Personal and Corporate Banking, Barclaycard, Africa Banking, Investment Bank and Head Office and Other Operations. A reconciliation to IFRS is presented on pages 86 and 87 of the July 30 Form 6-K; “ _Constant Currency Basis_ excludes the impact of foreign currency conversion to GBP when comparing financial results in two different financial periods. ZAR has been translated into GBP at prior-year average exchange rates to eliminate the impact of movement in exchange rates between the comparable periods; “ Liquidity Coverage Ratio (LCR) is calculated according to both the standard provided by the Basel Committee on Banking Supervision in January 2013 (_Basel III: The Liquidity Coverage Ratio and liquidity risk monitoring tools_, January 2013) and the Regulation published by the European Union in June 2013, (EU) No 575/2013 (CRR) and Directive 2013/36/EU (CRD IV).The metric is a ratio that is not yet fully implemented in local regulations and, as such, represents a non-IFRS measure; 50 | Fixed Income Investor Presentation _ 2014 Interim Results

Disclaimer (continued) “ Estimated Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision. The original guidelines released in December 2010 (_Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring_, December 2010) were revised in January 2014 (_Basel III: The Net Stable Funding Ratio_, January 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and Barclays_ interpretation of this calculation may not be consistent with that of other financial institutions; “ Transitional CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2), April 10, 2013 (CUSIP: 06739FHK0) and June 17, 2014 (CUSIP: 06738EAB1 and ISINs: XS1068561098 and XS1068574828) . Please refer to page 37 of the July 30 Form 6-K for a reconciliation ofthis measure to transitional CRD IV CET1 ratio; “ PRA leverage exposure makes certain adjustments to CRDIV leverage exposure as shown in the _Estimated Leverage_ table on page 41 of the July 30 Form 6-K, which also includes a reconciliation to Total assets under IFRS; “ PRA leverage ratio represents PRA adjusted Tier 1 capital divided by PRA leverage exposure. The _Estimated Leverage_ table on page 41 of the July 30 Form 6-K shows the PRA leverage ratio components, including a reconciliation between CET1 capital and PRA adjusted Tier 1 capital, as well as a reconciliation between PRA leverage exposure and Total assets under IFRS; “ Estimated BCBS 270 leverage exposure makes certain adjustments to Total assets under IFRS in accordance with Barclays_ understanding ofthe latest requirements that are expected to be included in the revised CRD IV text and guidance from regulators. The _Estimated Leverage_ table on page 41 of the July 30 Form 6-K shows a reconciliation of BCBS 270 leverage exposure to total assets under IFRS; “ Estimated BCBS 270 leverage ratio represents CRD IV Tier 1 capital divided by BCBS 270 leverage exposure. See the _CRD IV Capital_ table on page 37 of the July 30 Form 6-K for a reconciliation of CRD IV CET1 capital to shareholders_ equity per the balance sheet. 51 | Fixed Income Investor Presentation _ 2014 Interim Results